Exhibit 10.79
PROMISSORY NOTE

$17,500,000.00	Scottsdale, Arizona
As of December 18th, 2009
     FOR VALUE RECEIVED, the undersigned COLE TS GLOUCESTER NJ, LLC, and COLE HD WINCHESTER VA, LLC, each a Delaware limited liability company, each having a mailing address at 2555 E. Camelback Road, Suite 400, Phoenix, Arizona 85016 (collectively, “Borrower”), hereby jointly and severally promise to pay to the order of PEOPLE’S UNITED BANK, a federally chartered banking corporation having an office at 265 Church Street, New Haven, Connecticut 06510 (“Lender”), the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($17,500,000.00) (the “Loan”), with interest on the unpaid balance as hereinafter provided, and hereby agree as follows:
     1. DEFINITIONS. Except as otherwise expressly provided herein, all undefined capitalized terms used herein shall have the meanings assigned to such terms in the Mortgage. The following terms shall have the respective meanings set forth below:
          1.1 “Business Day” means any day other than a Saturday, Sunday or legal holiday on which commercial banks are either authorized or required to be closed in New York City and, when used to describe a day on which an interest rate determination is to be made in respect of LIBOR, any day that is a London Banking Day.
          1.2 “Default Rate” has the meaning set forth in Section 4 hereof.
          1.3 “Events of Default” has the meaning set forth in Section 8 hereof.
          1.4 “LIBOR” means, with respect to any LIBOR Period, the rate (rounded to the next higher 1/100 of 1%) fixed by the British Bankers’ Association for U.S. dollar deposits for one-month periods as reported on Reuters Screen LIBOR Page 01 as of 11:00 a.m., London time, on the second London Banking Day before such LIBOR Period begins (or if not so reported, then as determined by Lender from another recognized source or interbank quotation). If for any reason the Lender cannot determine such offered rate by the British Bankers’ Association, the Lender may, in its discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits in comparable amounts and maturities.
          1.5 “LIBOR Period” means: (i) initially, the period beginning on (and including) the date hereof and ending on December 31, 2009; and (ii) thereafter, each period beginning on (and including) the first day after the end of the immediately preceding LIBOR Period and ending on (and including) the last day of the one calendar-month period. If any LIBOR Period would begin on a day that is not a Business Day, such LIBOR Period will begin on the next following Business Day and the preceding LIBOR Period will be extended to include the day prior to such following Business Day.
          1.6 “LIBOR Lending Rate” means, relative to any LIBOR Period, a rate per annum determined pursuant to the following formula:

LIBOR Lending Rate	=	LIBOR
(1.00- LIBOR Reserve Percentage)
          1.7 “LIBOR Reserve Percentage” means, with respect to any day of any LIBOR Period, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) applicable to Lender under any regulations of the Board of Governors of the Federal Reserve System of the United States or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Period.
          1.8 “Loan Documents” means this Note, the Mortgage and all other documents evidencing, securing, guarantying, modifying, supplementing or otherwise relating to the Loan, as any of the foregoing may be amended and in effect from time to time.
          1.9 “London Banking Day” means a day on which dealings in U.S. dollar deposits are transacted in the London interbank market.
          1.10 “Maturity Date” means January 1, 2017.
          1.11 “Maximum Rate” has the meaning set forth in Section 9 hereof.
          1.12 “Mortgage” means that certain Mortgage and Security Agreement dated the date hereof from Borrower to Lender, as amended and in effect from time to time.
          1.13 “Prepayment Fee” has the meaning set forth in Section 6 hereof.
          1.14 “Prime Rate” means the rate of interest established by Lender from time to time as its reference rate in making commercial loans, but does not reflect the rate of interest charged to any particular borrower or class of borrowers. The rate of interest shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to Borrower or any endorser, surety or guarantor. Borrower acknowledges that the Prime Rate is not tied to any external rate of interest or index. Any such change shall not affect or alter any of the other terms and conditions of this Note.
          1.15 “Swap Agreement” means that certain ISDA Master Agreement of even date herewith between the Borrower and the Lender, together with all Schedules, Confirmations and amendments relating thereto.
     2. INTEREST RATE. The outstanding principal balance of the Loan shall bear interest for the duration of each LIBOR Period applicable thereto at a floating rate of interest (the “Applicable Interest Rate”) equal to the sum of (i) the LIBOR Lending Rate for such LIBOR Period plus (ii) two and one-half percent (2.50%). Notwithstanding the foregoing, from and after any time that the Swap Agreement is unwound or terminated, the Applicable Interest Rate will in no event be less than five and three-quarters percent (5.75%) per annum (the “Interest Rate

Floor”). Interest shall be computed on a monthly basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed during the applicable period.
     3. PAYMENT OF PRINCIPAL AND INTEREST.
          3.1 Interest for the first LIBOR Period shall be due and payable on the date hereof. Thereafter, interest only on the outstanding principal balance of the Loan shall be due and payable monthly in arrears commencing on February 1, 2010 and continuing on the first (1st) day of each month thereafter until and including January 1, 2013. Commencing on February 1, 2013 and continuing on the first (1st) day of each month thereafter, payments of interest on the outstanding principal balance of the Loan, plus principal in the amount set forth on Schedule A attached hereto and made a part hereof, shall be due and payable monthly in arrears. If not sooner paid, the entire unpaid balance of principal of the Loan, together with accrued interest thereon and any and all other amounts due under this Note or the other Loan Documents, shall be due and payable on the Maturity Date.
          3.2 If the Loan is paid down in part as a result of (a) a sale of the Gloucester Property (defined below) pursuant to Section 4.9 of the Mortgage, or (b) any other prepayment Borrower is required to make pursuant to the terms of this Note or the Mortgage, including, without limitation, a partial prepayment to cure a breach of a financial covenant or resulting from the application of casualty or condemnation proceeds, the principal portion of the monthly payment due hereunder will be re-calculated based on (i) the outstanding principal balance of the Loan after the prepayment is made, (ii) an amortization period equal to 25 years minus the number of months that have elapsed from the date hereof to the date of such prepayment, and (iii) the fixed interest rate in effect under the Swap Agreement. In such event, the principal repayment schedule attached hereto as Schedule A will be replaced by a new repayment schedule calculated in accordance with the foregoing.
     4. LATE PAYMENT AND DEFAULT INTEREST PROVISIONS.
          4.1 Late Charge. Borrower shall pay to Lender a late charge equal to five percent (5%) of the aggregate unpaid balance of any monthly payment of principal, interest, taxes, assessments, insurance premiums and other charges required to be deposited under the terms of the Mortgage (but not the payment due at maturity) not paid within ten (10) days of the due date thereof to cover the expenses to Lender resulting from such delinquent payment.
          4.2 Default Rate. At the option of Lender in its sole discretion following the occurrence of an Event of Default, the interest rate on the Loan shall be converted to an interest rate equal to the lesser of (i) the Applicable Interest Rate plus five percent (5.0%) per annum or (ii) the maximum rate permitted by law. The rate of interest on the Loan, as adjusted in accordance with this Section 4.2, shall be referred to as the “Default Rate.” The charging of interest at the Default Rate shall be in addition to all other rights and remedies available to the holder of this Note upon the occurrence of an Event of Default. The Default Rate shall remain in effect until any Event of Default is cured (whether before or after judgment).
     5. APPLICATION OF PAYMENTS. Prior to the occurrence of any Event of Default, the order of application of all payments received from Borrower shall be as follows: (a) to unpaid late charges, costs of collection and other unpaid amounts due under the Loan Documents (other than principal or interest); (b) to interest on the unpaid balance of the Loan; and (c) to the unpaid principal of the Loan. After the occurrence of an Event of Default, Lender shall apply any payments received from Borrower in such order as Lender may elect in its sole discretion.
     6. PREPAYMENT. Borrower may prepay the Loan in whole or in part at any time (the date of any such payment a “Prepayment Date”) in multiples of $1,000, without penalty or premium, except as described below. The foregoing shall not impair Borrower’s obligation to pay any early termination or breakage fee that may be due under the Swap Agreement. In addition, upon any prepayment of the Loan on any day that is not the last day of the relevant LIBOR Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower shall pay an amount (the “Prepayment Fee”), as calculated by the Lender, equal to the “Net Loss” of Lender. As used herein, the term “Net Loss” means the economic loss the Lender sustains or incurs a result of such prepayment, and Borrower and Lender agree that said economic loss shall be calculated as follows:
          (a) The Lender shall first determine the Index Rate. The “Index Rate” shall mean the LIBOR Lending Rate used to calculate the Applicable Interest Rate in effect on the Prepayment Date;
          (b) Utilizing the Index Rate, the Lender shall then calculate the monthly interest amount payable on the principal amount being prepaid from the Prepayment Date to the end of the then applicable LIBOR Period or the Maturity Date, whichever is next to occur. The result is the “Monthly Index Payment”.
          (c) Utilizing the Reinvestment Rate (defined below), the Lender shall then calculate the monthly interest that would be earned by reinvesting the principal amount being prepaid until the end of the LIBOR Period or the Maturity Date, as applicable. The result is the “Monthly Reinvestment Payment”. The “Reinvestment Rate” shall mean the LIBOR Lending Rate (calculated as of the date the Lender receives the prepayment) for a period closest to, or coterminous with the period from the Prepayment Date to the end of the LIBOR Period or the Maturity Date, as applicable.
          (d) The Monthly Reinvestment Payment shall then be subtracted from the corresponding Monthly Index Payment. The result, if positive, is the Net Loss. The Net Loss shall in no event be less than zero.
If the Loan shall be accelerated for any reason whatsoever, the applicable Prepayment Fee in effect as of the date of such acceleration shall be paid and such prepayment fee shall also be added to the Loan in determining the debt for the purposes of any judgment of foreclosure of the mortgage or such other Loan Documents given to secure the Note.
All partial prepayments of principal shall be accompanied by and applied first to the payment of unpaid late charges, if any, then to accrued and unpaid interest and the balance on account of the unpaid principal of this Note in the inverse order of maturity. Such partial prepayments shall not affect the Borrower’s obligation to make the regular monthly installments required hereunder until the Loan is fully paid.

     7. LIBOR PROVISIONS. In the event that at any time (i) Lender shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR rate or (ii) any present or future law, regulation, treaty or directive or any interpretation or application thereof shall make it unlawful for Lender to make or maintain the LIBOR rate, Lender shall give notice of such circumstances to Borrower. Upon the giving of such notice described in the preceding sentence or, at the option of Lender in its sole discretion upon the occurrence of any Event of Default, the commitment of Lender to continue the Loan at the LIBOR rate shall forthwith be suspended and the interest rate on the Loan shall be converted to an interest rate equal to Lender’s Prime Rate per annum, subject to the Interest Rate Floor, such conversion to be effective as of the first day after the end of the LIBOR Period in effect at the time or such earlier date as may be required by law.
     8. EVENTS OF DEFAULT. If any of the following events (“Events of Default”) shall occur: (a) Borrower shall fail to pay within fifteen (15) days after when due and payable any principal of or interest owing under this Note or shall fail to pay any other sum due under any of the Loan Documents prior to the expiration of any applicable notice and/or cure periods (or, if there is no such applicable notice or cure period, after Lender shall have given written notice to Borrower of such failure and a period of ten (10) days shall have passed with no cure by Borrower); (b) Borrower shall fail to perform any term, covenant or agreement contained in this Note for a period of thirty (30) days following written notice; (c) Borrower or any guarantor or obligor of the Loan shall fail to perform any other term, covenant or agreement contained in any of the Loan Documents within thirty (30) days following written notice or after any other applicable grace period specifically contained therein, provided, however, that if such default is susceptible of cure, but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days; (d) any representation or warranty of Borrower or any guarantor or obligor of the Loan in any of the Loan Documents or in any certificate, notice or document given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made; (e) Borrower shall be in default under any agreement or agreements (other than the Loan Documents) evidencing any other indebtedness or obligations owing to Lender or any affiliates of Lender or shall fail to pay or perform any such indebtedness or obligations prior to such failure constituting an event of default thereunder; (f) Borrower or any guarantor or obligor of the Loan (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, which order is not vacated within sixty (60) days following the entry thereof, (iv) shall commence, approve, consent to, or have filed against it involuntarily, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within ninety (90) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law, which order is not vacated within sixty (60) days following the entry thereof; (g) Borrower or any guarantor or obligor of the Loan shall file an answer or other pleading in any proceeding admitting it is unable to pay its respective debts as they mature; (h) there shall remain undischarged for more than sixty (60) days any final judgment or execution action against Borrower that individually or in the aggregate exceeds $250,000; (i) the dissolution, liquidation, termination of existence, death or incapacity of

Borrower or any guarantor of the Loan shall occur; or (j) the termination of the Swap Agreement, unless such termination occurs in connection with the amendment or replacement of the Swap Agreement as part of a partial prepayment of the Loan.
     THEN, or at any time thereafter:
     (1) In the case of any Event of Default under clauses (f) or (g), the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; and
     (2) In the case of any Event of Default other than under clauses (f) or (g), Lender may, by written notice to Borrower, declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.
     No remedy herein conferred upon Lender is intended to be exclusive of any other remedy conferred in this Note or any of the other Loan Documents and each and every remedy shall be cumulative and in addition to every other remedy hereunder, under any of the other Loan Documents, now or hereafter existing at law or in equity or otherwise.
     9. NO USURY. Under no circumstances shall the aggregate amount paid or agreed to be paid as interest hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and Lender, and Lender shall, at its option, either return such excess to Borrower or, to the extent such excess does not exceed the principal balance then outstanding under the Note, credit such excess against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.
     10. SECURITY AND SET-OFF. This Note is the Note referred to in the Mortgage, and is secured by the Mortgage and entitled to the benefits and security thereof. Reference is made to the Mortgage for descriptions of the properties subject thereto and the respective rights and obligations of Borrower and Lender thereunder. Borrower further grants to Lender, as security for the full and punctual payment and performance of all amounts payable hereunder and under the other Loan Documents, a continuing lien on and security interest in all securities or other property belonging to Borrower now or hereafter held by Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from Lender to Borrower or subject to withdrawal by Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such amounts, Lender is hereby authorized at any time and from time to time when an Event of Default has occurred and is continuing, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against such amounts payable hereunder and under the other Loan Documents, whether or not Lender shall have made any demand under this Note and although payment of such amounts may be contingent or unmatured.
     11. MAKING OF PAYMENTS. All payments and prepayments of principal and all payments of interest, fees, and other amounts payable hereunder or the other Loan Documents shall be made by Borrower to Lender at its head office or such other place as Lender may from time to time specify in writing in immediately available U.S. dollars, on or before 2:00 p.m. (Bridgeport, Connecticut time) on the due date thereof, without set-off or counterclaim and free and clear of, and without any withholding or deduction whatsoever. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time on a Business Day at said place of payment shall be credited prior to close of business, while other payments, at the option of Lender, may not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a Business Day. Lender shall be entitled to charge any account of Borrower with Lender for any sum due and payable by Borrower to Lender hereunder or under any of the other Loan Documents if not otherwise received by Lender when due. If any payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next Business Day.
     12. EXCULPATION. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:
     (a) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, as used in this Section 12, the “Security Property”);
     (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Loan Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property, except with respect to the liability described below in this Section 12; and
     (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (iii) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance as of the date hereof, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default hereunder or under the Loan Documents, which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Lender, (vi) for waste committed by Borrower on the Security Property, damage to the Security Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal by Borrower of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such occurrence, (vii) for failure to pay any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Mortgage or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the Mortgage specifically for the applicable taxes or assessments and not applied by Lender to pay such taxes and assessments, (viii) for all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or radon or compliance with environmental laws and regulations to the full extent of any losses or damages (including, but not limited to, those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, and (ix) for fraud, material misrepresentation or failure to disclose a material fact by Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Borrower, any principal, officer, general partner or member of Borrower, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender on account thereof.

     13. MISCELLANEOUS.
          13.1 Sales and Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be entitled to all of the rights, obligations and benefits of Lender and deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the undersigned, in each case as fully as though the undersigned were directly indebted to such holder. Lender may in its discretion give notice to the undersigned of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.
          13.2 Disclosure of Financial Information. If Lender determines at any time to sell, transfer or assign this Note, the Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the “Investor”) or any rating agency rating such Securities, each prospective Investor and each of the foregoing’s respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the debt evidenced by this Note and to Borrower, any guarantor, any indemnitor and the Property (as defined in the Mortgage), which shall have been furnished by Borrower, any guarantor or any indemnitor as Lender determines reasonably necessary. Lender is hereby authorized to disclose any financial or other information about the Borrower or any guarantor required to be disclosed by any regulatory body or agency having jurisdiction over the Lender. The information provided may include only that information specifically demanded in writing by such regulatory body or authority.
          13.3 Waivers. Borrower and all other parties liable hereunder, whether as principal, endorser or otherwise, hereby severally waive presentment, demand for payment, protest and notice of dishonor and also agree to pay all costs of collection, including reasonable attorneys’ fees incurred by Lender in connection with enforcement of any of Lender’s rights hereunder or under the Mortgage.
          13.4 No Waiver. Any forbearance by Lender in exercising any right or remedy hereunder or any other Loan Document, or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by Lender. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of Lender to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.
          13.5 Amendments. This Note may not be changed, modified or terminated except in writing signed by the party to be charged.
          13.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

          13.7 Severability. If any term of this Note, or the applications hereof to any person or set of circumstances, shall to any extent be invalid, illegal, or unenforceable, the remainder of this Note, or the application of such provision or part thereof to persons or circumstances other than those as to which it is invalid, illegal, or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent consistent with applicable law and this Note shall be interpreted and construed as though such invalid, illegal, or unenforceable term or provision (or any portion thereof) were not contained in this Note.
          13.8 Bind and Inure. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. The term “Lender” shall mean the holder of this Note at the time in question.
          13.9 Notices. All notices under this Note shall be given as provided in the Mortgage.
          13.10 Time of Essence. It is expressly agreed that time is of the essence with respect to this Note.
     14. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE OTHER LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.
[The Remainder of this Page Intentionally Left Blank]

     Time is of the essence of each and every term, condition and provision of this Note.

COLE HD WINCHESTER VA, LLC
By:	Cole REIT Advisors III, LLC
Its Manager

By:	/s/ Todd J. Weiss
	Name:	Todd J. Weiss
Its Senior Vice President Duly Authorized

COLE TS GLOUCESTER NJ, LLC

By:	Cole REIT Advisors III, LLC
Its Manager

By:	/s/ Todd J. Weiss
	Name:	Todd J. Weiss
Its Senior Vice President Duly Authorized

This Note is secured by a mortgage on
certain real property located at:
480 Park Center Drive, Winchester, Virginia (the “Winchester Property”)
and
643 Berlin Cross Keys Road, Gloucester, New Jersey (the “Gloucester Property”)
Signature Page to Promissory Note